Exhibit 99.1

Innovus Pharmaceuticals, Inc.

Pro Forma Combined Condensed Financial Statements (Unaudited)

Overview

On December 24, 2013, Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Innovus Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Semprae Laboratories, Inc., a Delaware corporation (“Semprae”), certain stockholders of Semprae party thereto (the “Major Stockholders”) and Quaker Bioventures II, L.P., a principal stockholder of Semprae, pursuant to which, merged into Semprae with Semprae continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Former Semprae stockholders received an aggregate of 3,201,776 shares of the Company’s common stock, which represented 15% of the total issued and outstanding shares of common stock of the Company as of the date of the Merger, plus an annual cash royalty payment equal to 5% of the net sales of Zestra, Zestra Glide and any related second-generation products up until the time that a generic version of Zestra or Zestra Glide is introduced by a third party. The Company also agreed to pay by December 31, 2013 a loan of $343,500 that Semprae owed to the New Jersey Economic Development Administration.

Pursuant to the Merger Agreement, 15% of the shares of the Company’s common stock issued at the closing of the Merger were deposited into an escrow for a 12-month period to satisfy any claims for damages suffered by the Company for certain breaches of Semprae’s and the Major Stockholders’ representations, warranties and covenants. The Company may off-set future royalty payments if Semprae or the Major Stockholders breach their indemnification obligations. The Company also indemnified the Major Stockholders for certain damages arising out of breaches of the Company’s representations, warranties and covenants.

The Company’s Pro Forma Combined Condensed Balance Sheet (Unaudited) as of September 30, 2013 is derived from the historical unaudited condensed consolidated balance sheet of the Company as of September 30, 2013, as filed with the Securities and Exchange Commission (the “SEC”) in its Quarterly Report on Form 10-Q on November 14, 2013 (the “Third Quarter 10-Q”), combined with information derived from the unaudited historical balance sheet of Semprae as of September 30, 2013, as adjusted for certain effects of acquisition and the related financing and other adjustments included therein based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Combined Condensed Balance Sheet (Unaudited) is presented as if the acquisition of December 24, 2013 had occurred on September 30, 2013.

The Company’s Pro Forma Condensed Statement of Operations (Unaudited) for the nine-months ended September 30, 2013 is derived from the historical unaudited consolidated statement of operations of the Company for the nine-months ended September 30, 2013, combined with the unaudited historical statement of operations of Semprae for the nine-months ended September 30, 2013. The Company’s Pro Forma Combined Condensed Statement of Operations (Unaudited) for the year-ended December 31, 2012 is based upon the historical audited consolidated statement of operations of the Company, combined with the historical audited consolidated statement of operations of Semprae for the year ended December 31, 2012. Pro forma adjustments included therein are based upon available information and assumptions that the Company believes are reasonable. The Pro Forma Combined Condensed Statements of Operations (Unaudited) for the nine-months-ended September 30, 2013 and for the year-ended December 31, 2012 depict the effect of the acquisition of Semprae as if the transaction had occurred on January 1, 2012.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that we believe to be reasonable under the circumstances. The acquisition was accounted for, and the pro forma combined financial information has been prepared, using the purchase method of accounting. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which are subject to revision as more detailed analysis is completed and additional information on the fair value of Semprae’s assets and liabilities becomes available. Additionally, the pro forma adjustments reflect the actual financing transaction that occurred on December 23, 2013, whereby the Company issued an 8% debenture to an unrelated investor in the amount of $350,000 bearing an interest rate of 8% per annum (the “Debenture”) and the impact of estimated interest payments.

These pro forma financial statements should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred at the date presented. In addition, we have not assumed any cost savings or synergies that might occur related to these transactions, in preparing these financial statements.

Innovus Pharmaceuticals, Inc. and Subsidiaries

Pro Forma Combined Condensed Statements of Operations (Unaudited)

	For the nine months ended September 30, 2013

			Pro Forma
	Innovus	Semprae	and Debenture
	Pharmaceuticals,	Laboratories,	Related		Pro-Forma
	Inc.	Inc.	Adjustments	Note	Combined

Product Sales	$445	$598,165	$-		$598,610

Cost of Product	-	175,547			175,547

Gross Profit	445	422,618	-		423,063

OPERATING EXPENSES

Research and development	66,342	-			66,342
Selling and marketing	-	46,676			46,676
General and administrative	3,086,918	618,142	62,600	4(a)	3,767,660

Total Operating Expenses	3,153,260	664,818	62,600		3,880,678

LOSS FROM OPERATIONS	(3,152,815)	(242,200)	(62,600)		(3,457,615)

OTHER INCOME (EXPENSES)

Interest expense	(35,707)	(29,614)	8,614	4(b)	(56,707)
Interest income	-	32			32
Fixed asset disposal, net	-	(10,472)			(10,472)

Total Other Income (Expenses)	(35,707)	(40,054)	8,614		(67,147)

NET LOSS	$(3,188,522)	$(282,254)	$(53,986)		$(3,524,762)

BASIC LOSS AND DILUTED
LOSS PER SHARE	$(0.19)				$(0.17)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	17,030,496		3,201,776		20,232,272

The accompanying notes are an integral part of these combined condensed financial statements.

Innovus Pharmaceuticals, Inc. and Subsidiaries

Pro Forma Combined Condensed Statements of Operations (Unaudited)

	For the year ended December 31, 2012

			Pro Forma
	Innovus	Semprae	and Debenture
	Pharmaceuticals,	Laboratories,	Related		Pro-Forma
	Inc.	Inc.	Adjustments	Note	Combined

Product Sales	$-	$1,537,472	$-		$1,537,472

Cost of Product	-	449,453			449,453

Gross Profit	-	1,088,019	-		1,088,019

OPERATING EXPENSES

Research and development	2,000	99,000			101,000
Selling and marketing	-	1,188,612			1,188,612
General and administrative	217,484	2,948,202	83,466	4(a)	3,249,152

Total Operating Expenses	219,484	4,235,814	83,466		4,538,764

LOSS FROM OPERATIONS	(219,484)	(3,147,795)	(83,466)		(3,450,745)

OTHER INCOME (EXPENSES)

Interest expense	(17,031)	(50,120)	22,120	4(b)	(45,031)
Interest income		306			306

Total Other Income (Expenses)	(17,031)	(49,814)	22,120		(44,725)

NET LOSS	$(236,515)	$(3,197,609)	$(61,346)		$(3,495,470)

BASIC LOSS AND DILUTED
LOSS PER SHARE	$(0.02)				$(0.23)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	11,999,597		3,201,776		15,201,373

The accompanying notes are an integral part of these combined condensed financial statements.

Innovus Pharmaceuticals, Inc. and Subsidiaries

Pro Forma Combined Condensed Balance Sheets (Unaudited)

	as of September 30, 2013

			Pro Forma
	Innovus	Semprae	and Debenture
	Pharmaceuticals,	Laboratories,	Related		Pro Forma
	Inc.	Inc.	Adjustments	Note	Combined
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$25,876	$166,319	$350,000	3(b)	$542,195
Accounts receivable, net	75,165	65,275	-		140,440
Inventory, net	-	194,418	-		194,418
Prepaid Expenses	21,200	40,770	-		61,970

Total Current Assets	122,241	466,782	350,000		939,023

OTHER ASSETS

Fixed assets, net	-	102,571	-		102,571
Intangible assets	4,149	-	871,291	3(a),(e)	875,440
Goodwill			521,979	3(a)	521,979
CIRCUMserum license	250,000	-	-		250,000

TOTAL ASSETS	$376,390	$569,353	$1,743,270		$2,689,013

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$62,723	$144,592	$-		$207,315
Accrued compensation & expenses	281,582	378,088	(378,088)	3(f)	281,582
Deferred revenue	75,136	-	-		75,136
Promissory notes	20,000	-	350,000	3(b)	370,000
Current portion of debt	-	650,883	(307,383)	3(c)	343,500
Accrued interest (current portion)	2,744	-	-		2,744

Total Current Liabilities	442,185	1,173,563	(335,471)		1,280,277

NON-CURRENT LIABILITIES

Warrant payable	-	77,000	(77,000)	3(d)	-
Accrued interest payable (non-current portion)	34,957	-	-		34,957
Convertible debentures - related parties (non current)	539,276	-	-		539,276
Contingent Consideration		-	514,001	3(a)	514,001

Total Non-Current Liabilities	574,233	77,000	437,001		1,088,234

TOTAL LIABILITIES	1,016,418	1,250,563	101,530		2,368,511

STOCKHOLDERS' DEFICIT

Common stock	18,089	264	2,938	3(a)	21,291
Additional paid-in capital	4,979,226	-	957,328	3(a)	5,936,554
Deficit accumulated during the development stage	(5,637,343)	(681,474)	681,474		(5,637,343)

Total Stockholders' Deficit	(640,028)	(681,210)	1,641,740		320,502

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$376,390	$569,353	$1,743,270		$2,689,013

The accompanying notes are an integral part of these combined condensed financial statements.

Innovus Pharmaceuticals, Inc. and Subsidiaries

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

1.	THE TRANSACTION AND PRO FORMA PURCHASE PRICE ALLOCATION

On December 24, 2013 (the “Closing Date”), the Company, through its wholly-owned subsidiary, Innovus Acquisition Corporation, obtained 100% of the outstanding shares of Semprae Laboratories, Inc. (“Semprae”), in exchange for the issuance of 3,201,776 shares of the Company’s Common Stock, which shares represented fifteen percent (15%) of the total issued and outstanding shares of the Company as of the close of business on the Closing Date, whereupon Innovus Acquisition Corporation was renamed Semprae Laboratories, Inc. Also, the Company agreed to pay $343,500 to the New Jersey Economic Development Authority (“NJEDA”) as settlement-in-full for an outstanding loan of approximately $640,000 owed by the former stockholder’s of Semprae, in full satisfaction of the obligation to the NJEDA. In addition, the Company agreed to pay the Acquiree an annual royalty equal to five percent (5%) of the net sales from Zestra™ and Glide™ and any second generation products derived primarily therefrom (“Target Products”) up until the time that a generic version of such Target Product is introduced worldwide by a third party.

The Company issued 3,201,776 shares of its Common Stock. The fair market value of the Company’s common stock as of the Closing Date was $0.30 per share, which results in a fair market value of $960,530 for the common stock issued to Semprae. The fair value of the shares of common stock issued were determined by quoted market prices that are considered to be Level 1 inputs under the fair value measurements and disclosure guidance.

The fair value of the contingent consideration is based on preliminary cash flow projections and other assumptions. Based on the assumptions, the fair market value of the royalty was determined to be $514,001. The preliminary fair values of the royalty was determined by applying the income approach, using several significant unobservable inputs for projected cash flows and a discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

The fair values of acquired assets and liabilities are based on preliminary cash flow projections and other assumptions. The preliminary fair values of acquired intangible assets were determined using several significant unobservable inputs for projected cash flows and a discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance. The transaction has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed have been recorded at fair value, with the remaining purchase price recorded as goodwill.

The purchase price allocation is subject to completion of our analysis of the fair value of the assets and liabilities of Semprae Laboratories as of the date of the acquisition. The purchase price allocation below is preliminary based on September 30, 2013 financial information and will be adjusted upon completion of the final valuation. These adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year from the consummation of the acquisition. The establishment of the fair value of the consideration for an acquisition, and the allocation to identifiable tangible and intangible assets and liabilities requires the extensive use of accounting estimates and management judgment. The fair values assigned to the assets acquired and liabilities assumed are based on estimates and assumptions from data currently available.

2.	ACCOUNTING POLICIES

The Pro Forma Financial Statements do not assume any differences in accounting policies. The Company is not aware of any differences that would have a material impact on the Pro Forma Financial Statements.

3.	ADJUSTMENTS TO THE PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

The following pro forma adjustments were applied to the historical balance sheets of the Company and Semprae at September 30, 2013 to arrive at the Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

a.	Goodwill. The Company issued 3,201,776 shares at a value of $960,530 to the shareholders of Semprae. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The acquired goodwill presented in the above table reflects the estimated goodwill from the preliminary purchase price allocation and will not be amortized. In addition, the Company agreed to pay an annual royalty equal to 5% of the wet sales of the products acquired, and has recorded the liability related to this royalty as a contingent consideration.

b.	Promissory notes. The Company issued an 8% debenture to an unrelated third party accredited investor in the principal amount of $350,000 (the “Debenture”) in December 2013. The Debenture bears interest at the rate of 8% per annum. The principal amount and interest are payable on August 31, 2014. The proceeds from the debenture were used to pay the debt which was assumed by the Company in the merger. The Company has included the principal amount of the debt as if it were issued on September 30, 2013.

c.	Current portion of debt. In conjunction with the Merger Agreement, Semprae’s senior secured loan from the New Jersey Economic Development Agency (“NJEDA Debt”) was assumed by the Company and required to be paid by December 30, 2013. The Company paid off this debt on December 30, 2013. As part of the Merger Agreement, the NJEDA agreed to accept $343,500 as payment-in-full on the loan. As this arrangement had been negotiated as part of the Merger Agreement, the assumed liabilities and current portion of debt reflect the $343,500 paid by the Company and the proforma adjustment reflects the amount necessary to adjust the amount of the obligation to its fair value, which equals the amount paid. The interest expense has been adjusted accordingly.

d.	Warrants Payable. In conjunction with the original bridge financing, the Company issued warrants to Quaker BioVentures II, L.P., and a third-party investor to the Company. These warrants represented a right to purchase 250,000 shares of common stock of the Company. In conjunction with NJEDA Debt, the Company issued warrants which represented the right to purchase 175,000 shares of Preferred Stock. The warrants were reflected as a liability on the balance sheet of Semprae. All of the warrants were cancelled as a part of the Merger Agreement.

e.	Intangible Assets The Company acquired intangible assets which consisted of customer contracts, trademarks, and patents. The intangible assets were recorded at fair market value at the date of the merger and are amortized over the useful or contractual lives of the assets which range from 8.9 to 14.4 years.

f.	Accrued expenses The Company did not assume any employees in conjunction with the merger. Accrued expenses related to employees and benefits were adjusted accordingly. In addition, the Company did not assume the building lease for the corporate office, the costs of this lease and related expenses were adjusted accordingly.

The following table summarizes the pro forma allocation of consideration to the net assets acquired as if the acquisition of Semprae occurred on September 30, 2013:

Cash and cash equivalents	$166,319
Accounts receivable	65,275
Inventory	194,418
Prepaid expenses	40,770
Net property and equipment	102,571
Total Tangible Assets	569,353

Customer contracts	611,119
Patents	99,894
Trademarks	160,278
Total Intangible Assets	871,291

Goodwill	521,979

Total Acquired Assets	1,962,623

Accounts Payable	144,592
Debt	343,500
Total Assumed Liabilities	488,092

Acquired Assets Net of Assumed Liabilities	$1,474,531

Common Stock (3,201,776 shares @ $0.30 per share as of December 24, 2013)	960,530
Fair Market Value of Royalty	514,001
$1,474,531

The carrying value of current assets and liabilities, and fixed assets in Semprae’s financial statements are considered to be a proxy for the fair value of those assets and liabilities. The estimated fair values above are based on a pro forma acquisition date of September 30, 2013, and are for pro forma and illustrative purposes only; these amounts may not be representative or indicative of the estimated fair values that will be reported to give effect to the acquisition as of the actual December 24, 2013 acquisition date. Semprae is a sales organization specializing in selling and marketing specialty women’s healthcare products; most of the value in Semprae is applicable to their retail presence in some of the largest U.S. retail chains, as well as large drug wholesalers. These business relationships are contractual in nature and meet the separability criterion and as a result are considered identifiable intangible assets recognized separately from goodwill. The value of the business relationships are classified as goodwill under US GAAP. Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible assets acquired and liabilities assumed. The acquired goodwill presented in the above table reflects the estimated goodwill from the preliminary purchase price allocation of $521,979.

4.	ADJUSTMENTS FOR THE PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

The following pro forma adjustments were applied to the historical statement of operations for the Company and Semprae:

a.	Amortization of Intangible Assets The Company acquired intangible assets which consisted of customer contracts, trademarks, and patents. The intangible assets were recorded at fair market value at the date of the merger and are amortized over the useful or contractual lives of the assets which range from 8.9 to 14.4 years

b.	Interest expense. In conjunction with the Merger Agreement, Semprae’s senior secured loan from the New Jersey Economic Development Agency (“NJEDA Debt”) was assumed by the Company and required to be paid by December 30, 2013. As part of the Merger Agreement, the NJEDA agreed to accept $343,500 as payment-in-full on the loan. As this arrangement had been negotiated as part of the Merger Agreement the assumed liabilities and current portion of debt reflect the $343,500 paid by the Company. The interest expense has been adjusted accordingly. Also,the Company issued an 8% debenture to an unrelated third party accredited investor in the principal amount of $350,000 (the “Debenture”). The Debenture bears interest at the rate of 8% per annum. The principal amount and interest are payable on August 31, 2014. The proceeds from the debenture were used to pay the debt which was assumed by the Company in the merger. The Company has included the related interest expense.